UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals Reports New Topical Ketamir-2 shows comparable effects to Injected Morphine in Preclinical Pain Study

Topical Ketamir-2 significantly reduced both acute and inflammatory pain behaviors in animals, demonstrating rapid onset, durable effect, and comparable efficacy to injected morphine across both pain phases

On July 29, 2025, MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”) announced preclinical data evaluating the analgesic effects of its new topical Ketamir-2 formulation in a validated rodent model of pain. The study was designed to assess spontaneous pain-related behaviors in response to formalin injection, a well-established method that induces a biphasic pain response: an acute phase (0–10 minutes) driven by direct nociceptor activation, and an inflammatory phase (15–60 minutes) driven by central sensitization.

Topical Ketamir-2 cream formulation was applied to the injected area at 30 minutes and just prior to formalin administration. Behavioral analysis was conducted over five-minutes intervals on a 60-minute period using AI-assisted video tracking to quantify two validated endpoints:

●	Paw licking, an active response associated with pain severity.
●	Paw lifting, a passive avoidance behavior associated with pain discomfort.

Study Results:

●	In Phase 1 (0–10 min), Topical Ketamir-2 treatment nearly eliminated paw licking and significantly and markedly reduced paw lifting compared to formalin-only control and was similar to morphine-treated animals.
●	In Phase 2 (15–60 min), Topical Ketamir-2 continued to show significant reduction in both behaviors, with comparable overall suppression as morphine.
●	Effect sizes were consistent across all 5-minute intervals throughout the study duration.

The formalin test is commonly used to evaluate potential analgesic agents that target both neurogenic and inflammatory pain mechanisms. Phase 2 of the model, in particular, reflects central sensitization, a hallmark of many chronic and neuropathic pain conditions.

The Company is currently conducting a Phase 1 clinical trial of oral Ketamir-2 in healthy volunteers and expects to begin a Phase 2a study in neuropathic pain later in 2025. MIRA is also continuing preclinical development of the topical formulation, including additional pharmacological and toxicological assessments.

This preclinical study supports continued investigation of topical Ketamir-2 as a potential non-opioid treatment for localized pain conditions, including diabetic neuropathy, postherpetic neuralgia, chemotherapy-induced peripheral neuropathy, osteoarthritis, and other forms of inflammatory pain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: July 29, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer